Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into this Registration Statement on Form F-3 of our report dated April 21, 2003 with respect to the March 31, 2003 consolidated financial statements of Rediff Holdings, Inc. and Subsidiaries included in the Annual Report on Form 20-F of Rediff.com India Limited for the year ended March 31, 2005, filed with the Securities and Exchange Commission on June 30, 2005.



/s/ Ernst & Young LLP


New York, New York
November 9, 2005